June 30, 2005

Remington Arms Company, Inc.
RA Factors, Inc.
870 Remington Drive
Madison, North Carolina 27025
Attn: President

        Re:    Credit Agreement dated January 24, 2003, among Remington Arms Company, Inc. ("Remington"), and RA Factors, Inc.("Factors"; together with Remington, the "Borrowers" and each individually a "Borrower") and Wachovia Bank, National Association, in its capacity as administrative and collateral agent ("Agent") for various financial institutions named therein ("Lenders"), and Lenders (as at any time amended, the "Credit Agreement")

Ladies and Gentlemen:

        Borrowers have requested that Agent and Lenders consent to a temporary change in the calculation to determine satisfaction of the Minimum Availability Condition so that Borrowers may count the amount of suppressed availability toward satisfaction of that condition for the period from June 30, 2005 to and including September 30, 2005 (the “Suppressed Availability Period”). To effect that temporary change, Borrowers request that Agent and Lenders agree (the “Requested Consent”) that:

    (1)        If the date of determination of Borrowers’ satisfaction of the Minimum Availability Condition occurs on any date during the Suppressed Availability Period, the minimum amount tested for purposes of determining whether the Minimum Availability Condition has been satisfied will be the amount of Suppressed Availability, rather than “Availability”;

    (2)        The Minimum Availability Condition during the Suppressed Availability Period shall be satisfied if Suppressed Availability is not less than $10,000,000; and

    (3)        “Suppressed Availability” on any date of determination shall mean the amount, if any, by which the Formula Amount exceeds the sum of (a) the aggregate principal amount of Revolver Loans outstanding on such date plus (b) the aggregate LC Obligations outstanding on such date.

        Capitalized terms used in this letter, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

        By their execution of this letter, Agent and Lenders hereby grant the Requested Consent.

Remington Arms Company, Inc.
RA Factors, Inc.
June 30, 2005

        If this letter is acceptable to Obligors, please evidence each Obligor's agreement with the terms hereof by executing and returning the enclosed copy of this letter to Agent no later than 5:00 p.m., Atlanta, Georgia time, on June 30, 2005.

WACHOVIA BANK,

NATIONAL ASSOCIATION
as Agent and Lender

/s/ Bruce Rhodes

Title: Director

FLEET CAPITAL CORPORATION,

as Lender

/s/ Edmundo Kahn

Title: Vice President

NATIONAL CITY BUSINESS CREDIT, INC.

(formaly know as National City Commerical
Finance Inc.), as Lender

/s/ Thomas Buda

Title: Vice President

HSBC BANK USA, as Lender

/s/ Andrew Kane

Title: Vice President

MANUFACTURERS AND TRADERS

TRUST COMPANY as Lender

/s/ Timothy McDevitt

Title: Vice President

[Signatures continued on next page]

Remington Arms Company, Inc.
RA Factors, Inc.
June 30, 2005

Accepted and agreed to:
REMINGTON ARMS COMPANY, INC.
("Borrower")

/s/ Mark A. Little
Mark A. Little

Executive Vice President, Chief Financial
Officer and Chief Administrative Officer
(Principal Financial Officer)

RA FACTORS, INC.
("Borrower")

/s/ Mark A. Little
Mark A. Little

President and Director

Consented to:
RA BRANDS, L.L.C.
("Guarantor")

/s/ Mark A. Little
Mark A. Little

Vice President and Director